UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2016

Wayne Savings Bancshares, Inc.
(Exact name of registrant specified in its charter)
Delaware	0-23433	31-1557791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Market Street Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		(330) 264-5767

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K filed by Wayne Savings Bancshares, Inc. (the “Company”) on December 20, 2016, H. Stewart Fitz Gibbon III resigned as Director, President and Chief Executive Officer of the Company and its wholly owned subsidiary, Wayne Savings Community Bank. On December 29, 2016, Mr. Fitz Gibbon entered into a separation agreement with the Company (the “Separation Agreement”). The terms of Mr. Fitz Gibbon’s separation are set forth in the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Company agreed to pay Mr. Fitz Gibbon $244,813.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1. Separation Agreement dated December 29, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayne Savings Bancshares, Inc.

Date: January 5, 2016	/s/ David L. Lehman
David L. Lehman
Interim President and CEO